UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020 (February 10, 2020)

RANGE RESOURCES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12209	34-1312571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 870-2601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2020, the Compensation Committee of the Board of Directors of Range Resources Corporation (the “Company”) approved the change in control benefit multiples for certain of its senior executives as defined in the Amended and Restated Executive Change in Control Severance Benefit Plan.  After considering the proxy voting guidelines submitted to the Company by one of its largest stockholders, the Committee revised the change in control benefit multiples such that the multiple for the CEO, CFO, COO and each Senior Vice President is now equal to three (3) times.  The Committee also determined to supplement the plan definition applicable to cash severance as set forth in Exhibit 10.1.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Supplement No.1 to Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ DAVID P. POOLE
David P. Poole
Senior Vice President-General
Counsel and Corporate Secretary

Date:  February 12, 2020

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